DRYDEN CALIFORNIA MUNICIPAL FUND
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


			October 30, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


	Re:	Dryden California Municipal Fund
		File No. 811-4024


Ladies and Gentlemen:

		Please find enclosed the Annual Report
on Form N-SAR for the Fund for the fiscal year ended
August 31, 2006. This Form was filed electronically using the EDGAR System.

								Very truly yours,



/s/ Jonathan D. Shain
			Jonathan D. Shain
			Assistant Secretary

Enclosures




This report is signed on behalf of the Registrant in the City of
 Newark and State of New Jersey
on the 26th day of October 2006.


DRYDEN CALIFORNIA MUNICIPAL FUND



Witness  /s/ George Chen	By:  /s/ Jonathan D. Shain
	George Chen		Jonathan D. Shain
			Assistant Secretary









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